UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                      _________________________________

                                  FORM 8-K

                               Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):   January 24, 2006

                           MAUI GENERAL STORE, INC.
          ------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


        New York                  0-25319            	   84-1275578
 ----------------------------------------------------------------------------
 (State of Incorporation)      (Commission File        (IRS Employer
                                Number)                 Identification No.)


                      P.O. Box 297, Hana, Maui, HI 96713
                   ----------------------------------------
                   (Address of principal executive offices)

                               (808) 248-8787
                        -----------------------------
                        Registrant's Telephone Number


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01  Entry into Material Definitive Agreement

On January 24, 2006 Maui entered into Merger Agreement with Palmera Holdings, Inc., a Merger Agreement with Trinity Biogenics, Inc., and an Escrow and Interim Operations Agreement with its President, Richard Miller, Palmera Holdings, Inc., the shareholders of Palmera Holdings, Inc. and Robert Brantl, counsel to Palmera. The agreements executed on January 24 were modified in a number of respects from the forms of agreement that had been attached as Appendices to the Reorganization Agreement described in Maui's Current Report dated December 9, 2005. The only material modification, however, was that the closing of the merger is now scheduled for February 8, 2006, and the Merger Agreement with Palmera Holdings now provides that the Agreement will terminate on February 15, 2006 if the merger has not been completed by that date.

Item 9.01  Financial Statements and Exhibits

Exhibits

10-a Agreement and Plan of Merger dated January 24, 2006 among Maui General Store, Inc., MGS Acquisition Corp., and Palmera Holdings, Inc.

10-b Agreement and Plan of Merger dated January 24, 2006 among Maui General Store, Inc., MGS Trinity Acquisition Corp., and Trinity Biogenics, Inc.

10-c Escrow and Interim Operations Agreement dated January 24, 2006 among Maui General Store, Inc., Richard Miller, Palmera Holdings, Inc., the shareholders of Palmera Holdings, Inc. and Robert Brantl.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	                          	MAUI GENERAL STORE, INC.


Dated: January 30, 2006                 By: /s/ Richard Miller
                                        ---------------------------
                                        Richard Miller
                                        Chief Executive Officer